EXHIBIT 10(n)(n)
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                           GAS FRANCHISE AGREEMENT


      This AGREEMENT made and entered into this 2nd day of July, 1996, by and between the TOWN OF VINTON, VIRGINIA, a Virginia municipal corporation ("Grantor"), and ROANOKE GAS COMPANY ("Grantee").

      WHEREAS, Grantor has reviewed the proposal for a Gas Franchise of Grantee; and

      WHEREAS, Grantor, at a duly authorized and regular meeting of its City Council, did vote to grant a renewal of the Gas Franchise to Grantee pursuant to provisions of the State Code and Town Charter.

      Now, THEREFORE, in consideration of said grant of renewal of the Gas Franchise, the parties agree as follows:

      1.    GRANT.  Grantor hereby grants to Grantee and Grantee hereby
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accepts a Franchise to construct, reconstruct, operate, maintain, repair and extend a Gas Distribution System within Grantor's Territorial Limits in accordance with the terms and conditions set forth below. The Franchise is granted pursuant to Grantor's Franchise Ordinance (Ordinance No. 651),
                                                                 ---
adopted July 2, 1996, ("Ordinance"), which is incorporated by reference
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herein, including any applicable definitions.

      2.    TERM. The term of the Franchise shall be twenty (20) years,
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commencing on the date set out in Section 7 of this Franchise.

      3.    FRANCHISE FEE.
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      (a)   Grantee shall pay to Grantor a Franchise Fee which shall be determined as follows: It is understood that Grantee has or will enter into Franchise agreements with the City of Roanoke ("Roanoke") and the City of Salem ("Salem") (Grantor, Roanoke and Salem being hereinafter sometimes collectively referred to as the "localities") with fee provisions identical to this one, and that the total annual Franchise Fee to be paid to the three localities in aggregate is $56,000 for calendar year 1996 ("base year total annual Franchise Fee"). Grantor's Franchise Fee shall be a percentage share of the base year total annual Franchise Fee, which shall be determined on a pro rata basis according to its percentage share of the total dollar value of Grantee's gas sales occurring within the localities during the calendar year. For each calendar year of the Franchise, each locality's percentage share shall be determined by the following formula:

                              Total dollar value of Grantee's gas sales
                              within the Territorial Limits of the
Locality's percentage share = locality
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                              total dollar value of Grantee's gas sales in
                              the three localities

For calendar year 1996, the Franchise Fee shall be paid to Grantor on or before March 31, 1997.
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      (b)   For each succeeding calendar year during the term of this
Franchise, the total annual Franchise Fee paid by Grantee to the localities shall be the base year total annual Franchise Fee increased by three (3) percent compounded annually over the term of the Franchise. For each calendar year during the term of this Franchise, Grantor's percentage share shall be determined pursuant to this Section, and paid to Grantor on or before March 31 of the succeeding calendar year.

      4.    BUSINESS OFFICE.
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      Grantee shall during the term of this Franchise maintain at least one business office within the Territorial Limits of Grantor. Such office shall be open at least forty (40) hours per week for the conduct of business between Grantee and its customers.

      5.    NON-DISCRIMINATION.  Grantee shall not discriminate on the basis
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of race, religion, color, sex or national origin in its employment practices, contracting or provision of service.

      6.    NOTICE.  All notices required under this Franchise Agreement or
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the Franchise Ordinance shall be in writing and shall be deemed given, unless otherwise required, when mailed by first class mail, postage prepaid, to the addresses set forth below:

      Grantor:                                        Grantee:
      -------                                         -------
Town of Vinton                                  Roanoke Gas Company
P. O. Box 338                                   519 Kimball Avenue, N.E.
311 S. Pollard Street                           P. O. Box 13007
Vinton, Virginia 24179                          Roanoke, Virginia 24030

ATTENTION:  City Manager                        ATTENTION:  President

The parties may by notice given under this Section designate such other addresses as they may deem appropriate for the receipt of notices under this Franchise Agreement. If, by reason of suspension of or irregularity in regular mail service, it is impracticable to mail notice of any event when notice is required to be given, then any manner of giving notice which is satisfactory to the intended recipient will be deemed to be sufficient

      7.    EFFECTIVE DATE.  The effective date of the Franchise shall be
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January 1, 1996.

      Witness the following signatures:

                                          TOWN OF VINTON, VIRGINIA



                                          By: s/Charles R. Hill
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                                                Charles R. Hill, Mayor
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ATTEST:


s/Carolyn S. Ross
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Carolyn S. Ross, Town Clerk


ACCEPTED this 30th day of July, 1996.
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                                          ROANOKE GAS COMPANY


                                          By: s/Frank A. Farmer, Jr.
                                              ---------------------------
                                                Frank A. Farmer, Jr.,
                                                President


ATTEST:

s/Roger L. Baumgardner
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Secretary
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